SALE AND PURCHASE AGREEMENT
          This SALE AND PURCHASE AGREEMENT (this “Agreement”), dated as of September 26, 2006, is by and between STURM, RUGER & COMPANY, INC., a Delaware corporation, (the “Purchaser”) and RUGER BUSINESS HOLDINGS, L.P., a Delaware limited partnership (the “Seller”).
W I T N E S S E T H :
          WHEREAS, the Seller desires to sell and deliver to the Purchaser 4,272,000 shares of the common stock, $1.00 par value, of the Purchaser (the “Common Stock”) and the Purchaser desires to purchase the same from the Seller, subject to the terms and conditions set forth herein.
          NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
SALE AND PURCHASE
          1.1      Sale and Purchase of Common Stock. Subject to the terms and conditions hereof on the Closing Date (as defined below), the Seller will sell the Common Stock to the Purchaser and the Purchaser will purchase the Common Stock from the Seller for the aggregate purchase price of Twenty Five Million Two Hundred Four Thousand Eight Hundred Dollars ($25,204,800) (the “Purchase Price”).
          1.2      The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on the date hereof at the offices of the Purchaser, or at such time or place as may be agreed upon in writing by the parties hereto. The date of the Closing is herein referred to as the “Closing Date”.
          1.3      Closing Deliveries. At the Closing (i) the Seller shall deliver to the Purchaser one or more certificate(s) representing the Common Stock registered in the name of the Seller, having all requisite stock transfer stamps attached, duly endorsed for immediate transfer to the Purchaser, or with stock powers attached duly endorsed for immediate transfer to Purchaser, together with such other instruments and documents as may be reasonably necessary to transfer the Common Stock to the Purchaser on the Closing Date and (ii) the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an account of the Seller designated in writing by the Seller to the Purchaser. Upon payment of the Purchase Price by the Seller, the Common Stock shall be free and clear of all liens, charges, security interests, claims or other encumbrances.

ARTICLE II
SELLER’S REPRESENTATIONS AND WARRANTIES
     The Seller represents and warrants to the Purchaser as follows:
          2.1      Existence of Seller. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority under such laws to enter into and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of the Seller.
          2.2      Execution and Enforceability. This Agreement has been duly organized and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting enforcement of creditors’ rights generally and general principles of equity.
          2.3      Consents. No consent, approval or authorization of, or exemption by, or registration or filing with, any governmental or regulatory authority or other third party which has not been obtained or made by the Seller on or before the date hereof is required in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.
          2.4      Ownership of Common Stock. The Seller is the legal and beneficial owner of the Common Stock and has good and marketable title thereto, free and clear of any liens, charges, security interest, claims or other encumbrances.
          2.5      Transfer. The Seller has legal right and power to transfer and deliver the Common Stock to the Purchaser in the manner provided in this Agreement, and upon delivery of such Common Stock pursuant to the terms of this Agreement, Purchaser will receive good and valid legal title thereto and full beneficial ownership thereof, free and clear of all liens, charges, security interest, claims or other encumbrances.
          2.6      Broker. Except for Stephens Inc., no broker, finder or other person is entitled to any brokerage fees, commissions or finder’s fees from the Seller in connection with the transactions contemplated hereby.
ARTICLE III
PURCHASER’S REPRESENTATIONS AND WARRANTIES
          The Purchaser represents and warrants to the Seller, as follows:
          3.1      Existence of Purchaser. The Purchaser is a corporation duly, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority under such laws to enter into and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.
          3.2      Execution and Enforceability. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting enforcement of creditors’ rights generally and general principles of equity.
          3.3      Consents. No consent, approval or authorization of, or exemption by, or registration or filing with, any governmental or regulatory authority or other third party which has not been obtained or made by the Purchaser on or before the date hereof is required in connection with the execution by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.
ARTICLE IV
MISCELLANEOUS
          4.1      Indemnification. The Seller agrees to indemnify and hold the Purchaser harmless from and against all damages, losses or expenses (including, without limitation, reasonable attorneys’ fees) suffered or paid, directly or indirectly, by the Purchaser arising out of the failure of any representation or warranty made by the Seller in this Agreement to be true and correct in all material respects as of the date of this Agreement or the material breach of any covenant made by the Seller contained herein. The Purchaser agrees to indemnify and hold the Seller harmless from and against all damages, losses or expenses (including, without limitation, reasonable attorneys’ fees) suffered or paid, directly or indirectly, by the Seller arising out of the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all material respects on and as of the date of this Agreement or the material breach of any covenant made by the Purchaser contained herein.
          4.2      Publicity. Each of the parties hereto agrees that they will not issue any press release or make any statement to the general public with respect to this Agreement or the transactions contemplated hereby without prior approval of the other party, except as required by law or the requirements of the New York Stock Exchange.
          4.3      Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to the subject matter hereof.
          4.4      Survival of Representations and Warranties. The respective representations and warranties of the Seller and the Purchaser contained in this Agreement shall survive the purchase and sale of the Common Stock contemplated hereby.
           4.5      Amendment and Waiver. This Agreement may not be amended nor may any of the provisions hereof be waived orally. To be effective, any amendment to this Agreement shall be in writing and signed by all of the parties hereto. To be effective, any waiver of any of the provisions of this Agreement shall be in writing and signed by the party to be charged and then such waiver shall be effective only to the extent specifically set forth in such writing.
          4.6      Further Assurances. Each of the parties hereto shall take any and all such further action and to execute, acknowledge and deliver such instruments, documents and agreements as the other party may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.
          4.7      Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to the choice of law provisions thereof.
          4.8      Expenses. Each of the parties hereto shall bear its own costs and expenses incurred in connection with the transactions contemplated hereby. The Seller shall be solely responsible for all amounts payable to Stephens Inc. in connection with the transactions contemplated hereby.
          4.9      No Assignment; Binding Effect. This Agreement and the rights and obligations of the parties hereto may not be assigned without the prior written consent of the other party and any assignment made without such consent shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
          4.10      Severability. If any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provisions of this Agreement.
          4.11      Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
          4.12      Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.
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          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

STURM, RUGER & COMPANY, INC.
By:
Name:
Title:

RUGER BUSINESS HOLDINGS, L.P. By Ruger Management, Inc., its General Partner
By:
Name:
Title:

By:
Name:
Title:

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